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                                                                   Exhibit 23.1

                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51325) pertaining to the 1997 Stock Plan, 1989 Incentive Stock Option Plan, the 1997 Employee Stock Purchase Plan and the Individual Stock Option Agreement of Integrated Sensor Solutions, Inc. of our report dated July 9, 1998, with respect to the consolidated financial statements of Integrated Sensor Solutions, Inc. included in this Annual Report (Form 10-KSB) for the year ended March 31, 1998.

                                                ERNST & YOUNG LLP

San Jose, California
July 13, 1998